                                                          Exhibit No. EX-99.14.a

   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus of the Delaware Corporate Bond Fund dated November
28,  2005 (as  amended to date),  "Financial  Statements"  in the  Statement  of
Additional  Information  of the Delaware  Corporate Bond Fund dated November 28,
2005 and to the use of our report dated September 16, 2005, included in the 2005
Annual Report to shareholders of the Delaware  Corporate Bond Fund,  included or incorporated by reference in this Registration Statement (Form N-14) of Delaware
Group Income Funds.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 14, 2006